Exhibit Number 10.1

STOCK PURCHASE AGREEMENT

Dated as of August 29, 2005

by and between

HARKEN ENERGY CORPORATION

and

ALEXANDRA GLOBAL MASTER FUND LTD.

__________________________________

SERIES J CONVERTIBLE PREFERRED STOCK

HARKEN ENERGY CORPORATION

STOCK PURCHASE AGREEMENT

SERIES J CONVERTIBLE PREFERRED STOCK

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of August 29, 2005 (this “Agreement”), by and between HARKEN ENERGY CORPORATION, a Delaware corporation, (the “Company”), and ALEXANDRA GLOBAL MASTER FUND LTD., a British Virgin Islands international business company (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Holder is the holder of 50,000 shares of the Preferred Stock (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section 1); and

WHEREAS, the Company wishes to purchase from the Holder and the Holder wishes to sell to the Company, upon the terms and subject to the conditions of this Agreement, 50,000 Preferred Shares for the Purchase Price.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Definitions.

(a)     As used in this Agreement, the terms “Agreement”, “Company” and “Holder” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

(b)     All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c)     The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Certificate of Designations” means the Company’s Certificate of Designations of Series J Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on April 28, 2004.

“Claim” means any loss, claim, damage, liability or expense (joint or several), incurred by a Person.

“Closing Date” means 12:00 noon, New York City time, on August 31, 2005 or such other time or date mutually agreed by the Company and the Holder.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Indemnified Person” means the Holder and its investment adviser and their respective directors, officers, and members and each Person, if any, who controls the Holder or its investment adviser within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 Act, as amended.

“Optional Redemption Event” shall have the meaning provided in the Certificate of Designations.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association, or similar entity or any government, governmental agency or political subdivision.

“Preferred Shares” means the shares of Preferred Stock owned by the Holder.

“Preferred Stock” means the Company’s Series J Convertible Preferred Stock, par value $1.00 per share.

“Purchase Price” means $5,000,000.00.

“Registration Event” shall have the meaning provided in the Subscription Agreement.

“Subscription Agreement” shall have the meaning provided in the Certificate of Designations.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Transaction Documents” shall have the meaning provided in the Certificate of Designations.

2.     Purchase and Sale; Purchase Price.

(a)     Purchase. Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to purchase from the Holder, and the Holder hereby agrees to sell to the Company, on the Closing Date, 50,000 Preferred Shares for the Purchase Price, free and clear of all liens, claims and encumbrances.

(b)     Form of Payment. Payment by the Company of the Purchase Price to the Holder on the Closing Date shall be made by wire transfer of immediately available funds to:

Bank of New York, New York
ABA Number 021-000-018
SWIFT Address IRVTUS3N
CHIPS Member Number 001
TELEX Addresses: 62763 BONYUW and 232241 ITNYUR
For credit to the account of Credit Suisse First Boston (Europe) Ltd.  (CSFBGB2L)
Account Number 890-0361-158
For further credit to the account of Alexandra 04V5

(c)     Closing. The purchase of the Preferred Shares shall occur on the Closing Date at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York. At the closing, upon the terms and subject to the conditions of this Agreement, the Holder shall deliver to the Company one or more certificates for the Preferred Shares to be purchased, duly endorsed for transfer or accompanied stock powers, against payment by the Company to the Holder of an amount equal to the Purchase Price, and the Company shall pay to the Holder an amount equal to the Purchase Price against delivery by the Holder to the Company of the one or more certificates for the Preferred Shares to be purchased, duly endorsed for transfer or accompanied stock powers.

3.     Representations, Warranties, Covenants, etc. of the Holder.

The Holder represents and warrants to, and covenants and agrees with, the Company as follows:

(a)     Stock Purchase Agreement. The Holder has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and this Agreement has been duly and validly authorized and duly executed and delivered by the Holder and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Holder enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

(b)               Title to the Preferred Shares. The Holder has good and marketable record and beneficial ownership of the Preferred Shares, free and clear of all liens, claims and encumbrances.

(c)                Holder's Knowledge. The Holder has had access to such information, or opportunity to ask such questions, as it has deemed necessary with respect to the value of the Preferred Shares (it being acknowledged that the Holder is not relying upon any representation of warranty by the Company with respect to such matters of value that accordingly no such representations or warranties are made

4.     Representations, Warranties, Covenants, etc. of the Company.

The Company represents and warrants to, and covenants and agrees with, the Holder as follows:

(a)     Corporate Authorization. This Agreement has been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Holder, this Agreement is the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

(b)     Non-contravention. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the certificate of incorporation or by-laws or similar instruments of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

(c)     Approvals, Filings, Etc. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement by the Company.

5.     Certain Waiver.

(a)     Waiver. Effective upon the closing on the Closing Date, the Holder hereby waives its right to partial liquidated damages under Section 8(a)(2) of the Subscription Agreement, and any interest thereon, which right arose from a Registration Event consisting of the event or circumstance described in clause (ii) of the definition of the term Registration Event with respect to the Company’s Registration Statement on Form S-3 (Registration No. 333-115939). The Holder further represents that it has not assigned to any third party any interest in such claim to partial liquidated damages.

6.     Conditions to the Company’s Obligation to Purchase.

The Company’s obligations to purchase the Preferred Shares from the Holder on the Closing Date as provided in Section 2(a) and to pay the Purchase Price to the Holder is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

(a)     On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

(b)     The representations and warranties of the Holder contained in this Agreement shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Holder shall have performed all covenants and agreements of the Holder required to be performed by the Holder on or before the Closing Date.

7.     Conditions to the Holder’s Obligation to Sell.

The Holder’s obligation to sell the Preferred Shares to the Company on the Closing Date as provided in Section 2(a) is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Holder in its sole discretion):

(1)      On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(2)     The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein required to be performed by the Company on or before the Closing Date; and

(3)     No event which would constitute an Optional Redemption Event or, with the giving of notice or the passage of time, or both, would constitute an Optional Redemption Event shall have occurred and be continuing.

8.     Miscellaneous.

(a)     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)     Headings. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c)     Severablity. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(d)     Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, by telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party’s address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at the following address: 180 State Street, Suite 200, Southlake, Texas, 76092. Attention: General Counsel (telephone line facsimile transmission number (281) 504-4040), and in the case of any notice to the Holder, addressed to the Holder at the following address: c/o Alexandra Investment Management, LLC, 767 Third Avenue, 39th Floor, New York, New York, 10017, Attention: Chief Investment Officer (telephone line facsimile transmission number (212) 301-1810).

(e)     Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

(f)     Entire Agreement; Benefit. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and sets forth the terms agreed to by the parties on the date hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Holder and their respective successors and permitted assigns and in no event shall the Holder have any liability to any stockholder or creditor of the Company or any other Person (other than the Company) in any way relating to or arising from this Agreement or the transactions contemplated hereby. Except as expressly modified hereby, the Transaction Documents shall remain in full force and effect.

(g)     Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

(h)     Amendment. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Holder or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

(i)     Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(j)     Expenses. Each of the Company and the Holder shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

(k)     Survival. The respective representations, warranties, covenants and agreements of the Company and the Holder contained in this Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the closing hereunder and delivery of and payment for the Preferred Shares, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Holder or any Person controlling or acting on behalf of the Holder or by the Company or any Person controlling or acting on behalf of the Company.

(l)     Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first set forth above.

HARKEN ENERGY CORPORATION

By:	/s/ Elmer A. Johnston
Name: Elmer A. Johnston Title: Vice President

ALEXANDRA GLOBAL MASTER FUND LTD.

By:	ALEXANDRA INVESTMENT MANAGEMENT, LLC, its Investment Advisor

By:	/s/ Mikhail Filimonov
Name: Mikhail Filimonov Title: Chairman and Chief Executive Officer